EXHIBIT 10.3

WAIVER AND AMENDMENT

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN

OF US$52,305,238.13

dated June 10, 2015,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
and
GULF SOUTH SHIPPING PTE. LTD.
as Guarantors

Dated as of October 23, 2015

WAIVER AND AMENDMENT

THIS WAIVER AND AMENDMENT (this "Waiver and Amendment") is dated as of October 23, 2015, by and among (1) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Americas") and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Australia"), as joint and several borrowers (the "Borrowers" and each a "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), and GULF SOUTH SHIPPING PTE. LTD, a corporation organized and existing under the laws of Singapore (the "GSS Guarantor"), as guarantors (3) the banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) ING BANK N.V., London branch, as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents") and amends and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 10, 2015, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, (as amended, supplemented or otherwise modified from time to time, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has requested that the Lenders waive application of certain financial covenants contained in Sections 9.3(b) and (e) of the Facility Agreement;

WHEREAS, on September 30, 2015, the Lenders and Borrowers entered into a Waiver and Agreement which waived application of certain financial covenants contained in the Facility Agreement and the creditors are willing to extend the effectiveness therein;

WHEREAS, the Lenders are willing to extend such waiver upon the terms and subject to the conditions contained in this Waiver and Amendment;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.  Definitions. Unless otherwise defined herein, words and expressions defined in the Facility Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties and the GSS Guarantor hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Facility Agreement and the Note (updated mutatis mutandis).

3. No Defaults. Each of the Security Parties and the GSS Guarantor hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties and the GSS Guarantor hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Facility Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Waiver. Subject to the continued compliance by each of the Security Parties and the GSS Guarantor with the provisions contained herein, in the Facility Agreement and the other Transaction Documents and upon the condition that no creditor under any debt instrument or facility, which the Guarantor or any of its Subsidiaries are party to or in respect of which the Guarantor or any of its Subsidiaries have repayment or guarantee obligations (collectively, "Other ISH Debt Facilities"), has taken any enforcement action, the Creditors hereby agree to waive application of Sections 9.3(b) and (e) until November 4, 2015 (or such earlier date when the financial covenants under the Other ISH Debt Facilities are tested again or the waiver under any of the Other ISH Debt Facilities is rescinded, has expired or otherwise not in force and effect) (the "Waiver Expiration Date"). For the avoidance of doubt, the waiver granted herein shall be rescinded, and application of the aforementioned provisions of the Facility Agreement shall be reinstated, if any of the conditions to the waiver is breached. The Security Parties and the GSS Guarantor• hereby agree and acknowledge that all financial covenants, including those set forth in Section 9.3(b) and (e), shall be tested on the Waiver Expiration Date in the absence of any further waiver or amendment to the Facility Agreement.

6. Amendment to the Facility Agreement. Section 5.3 of the Facility Agreement is hereby amended by amending and restating such Section in its entirety as follows:

5.3 Mandatory Prepayment; Sale or Loss of Vessel.

(a)

Upon (i) the sale of a Vessel, or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in each Mortgage) of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the relevant Borrower or the Security Trustee as assignee thereof, the Borrowers shall repay the relevant Tranche in full and apply the remainder of the proceeds in repayment of the other Tranches and any other amount outstanding under or in connection with the Facility in the order of priorities selected by the Facility Agent in its sole discretion.

(b)

Upon (i) the sale or other disposition (including any sale and leaseback transaction and any sale or issuance of equity interests) of any other property (including, for the avoidance of doubt, any vessel not mortgaged in favor of the Security Trustee) owned by the Guarantor or any of its Subsidiaries, or (ii) the date on which the insurance proceeds in respect of the Total Loss (as such term is defined in the Mortgage granted in respect of the BULK AUSTRALIA and used as the context requires) of any other vessel owned by the Guarantor or any of its Subsidiaries are received by the Guarantor or the relevant Subsidiary, the Guarantor shall apply (or cause to be applied) such sale or insurance proceeds as follows:

first, in repayment of the outstanding obligations owed to the relevant mortgagee (if any) of such vessel pursuant to the terms of the relevant mortgage instrument;

second, (i) except in case of the sale of m.v. GLOVIS COUNTESS, if the Guarantor or any of its Subsidiaries voluntarily chooses to (or is mandatorily required to) prepay or repay any of the Other ISH Debt Facilities, the remaining proceeds will then be applied as follows:

first, in repayment of the Facility until the aggregate Fair Market Value of the Vessels equals 150% of the outstanding amount of the Facility in the order of priorities selected by the Facility Agent in its sole discretion; and

second, in repayment of (x) the Facility and other amounts outstanding under or in connection therewith in the order of priorities selected by the Facility Agent in its sole discretion and (y) such Other ISH Debt Facilities pro rata.;

(ii) in case of the sale of m.v. GLOVIS COUNTESS, if the Guarantor or any of its Subsidiaries voluntarily chooses to (or is mandatorily required to) prepay or repay any of the Other ISH Debt Facilities, the remaining proceeds will then be applied as follows:

first, in repayment of the Facility until the aggregate Fair Market Value of the Vessels equals 150% of the outstanding amount of the Facility in the order of priorities selected by the Facility Agent in its sole discretion; and

second, any further remaining proceeds may be used for repayment of amounts outstanding under Other ISH Debt Facilities.

7. Further Covenants.

a) The Security Parties and the GSS Guarantor shall ensure that:

i.

Other Credit Enhancement. In the event that any of the lenders under any of the Other ISH Debt Facilities receives credit enhancement (whether in the form of additional collateral, prepayment, additional (or more restrictive) covenants or otherwise), the Security Parties and the GSS Guarantor shall promptly notify the Facility Agent of their intention to do so and, subject to the terms of the Facility Agreement and this Waiver and Amendment, such benefit shall be shared with the Lenders pro rata to the amount of the obligations owed or by effecting further amendments to the Facility Agreement, as the case may be;

ii.

Information Disclosure. In the event that any document or information (financial or otherwise) is shared with any other lender under the Other ISH Debt Facilities, the Borrowers shall promptly notify the Facility Agent and provide such document or information to the Facility Agent;

iii.

Vessel Valuations. Without prejudice to the Facility
Agent's right to request valuations under Section 9.1(g), the Facility Agent may, at its sole option and at the cost of the Borrowers, obtain new appraisals in respect of each Vessel from ship brokers of its choosing at any time on or prior to the Waiver Expiration Date;

iv.

Financial Plan. On the Waiver Expiration Date, the Security Parties and the GSS Guarantor shall provide to the Facility Agent a financial plan in form, scope and substance satisfactory to the Facility Agent in its sole discretion, which will be the basis of the Facility Agent's credit review of the Guarantor and its Subsidiaries. The Security Parties and the GSS Guarantor hereby agree that if the financial position of any Security Party as reflected in the financial plan is not satisfactory to the Facility Agent (such determination to be in the Facility Agent's sole discretion), such event shall constitute an Event of Default; and

v.

Subordination Undertakings. The Borrowers and the
Guarantor shall ensure that each manager managing any of the collateral vessels mortgaged to the Security Trustee and other co-assureds under the insurance policies of such collateral vessels enter into a subordination undertaking in form and substance satisfactory to the Facility Agent within five (5) Business Days of the date hereof (such period to be extended in the reasonable discretion of the Facility Agent).

b) The parties hereto hereby agree that a default by any Security Party and the GSS Guarantor in the performance or observance of any covenant contained in this Waiver and Amendment shall constitute an Event of Default.

8. Expenses. The Security Parties and the GSS Guarantor hereby agree to pay to the Facility Agent all reasonable expenses related to this Waiver and Amendment, including any expenses of preparation, negotiation, execution and administration of this Waiver and Amendment and any document or instrument required to be delivered herein, the reasonable fees and disbursements of the Creditors' counsel in connection herewith and any and all expenses incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection with the Facility or any restructuring (actual or contemplated) of the Facility.

9. No Other Waiver or Amendment. All other terms and conditions of the Facility Agreement shall remain in full force and effect and the Facility Agreement shall be read and construed as if the terms of this Waiver and Amendment were included therein by way of addition or substitution, as the case may be.

10. Conditions Precedent to the Effectiveness of this Waiver and Amendment. The effectiveness of this Waiver and Amendment shall be expressly subject to the following conditions precedent:

(a)	This Waiver and Amendment. The Borrowers and the Guarantor shall have duly executed and delivered this Waiver and Amendment to the Facility Agent;
(b)

Corporate Authority. The Security Parties and the GSS Guarantor shall provide evidence satisfactory to the Facility Agent that this Amendment and Waiver is authorized by the necessary corporate action on the part of each of the Security Parties and the GSS Guarantor.

(c)

Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Facility Agreement; and

(d)

Other Waivers. The Guarantor shall have secured a waiver under each of the Other 1SH Debt Facilities in respect of any potential breach under such facility in form and substance reasonably satisfactory to the Facility Agent and provide to the Facility Agent a copy of any such waiver.

11. Governing Law. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

12. Counterparts. This Waiver and Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13. Headings; Amendment. In this Waiver and Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Waiver and Amendment. This Waiver and Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Waiver and Amendment by its duly authorized representative on the day and year first above written.

DRY BULK AMERICAS LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

DRY BULK AUSTRALIA LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President – Treasurer

GULF SOUTH SHIPPING PTE. LTD.,

as Guarantor

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

ING BANK N.V., LONDON BRANCH,

as Facility Agent, Security Trustee and Lender

By: /s/ Rory Hussey

Name: Rory Hussey

Title: Managing Director

By: /s/ Robartus Krol

Name: Robartus Krol

Title: Director